Exhibit 99.1

Pixelworks Reports Fourth Quarter and Full Year 2019 Financial Results

Mobile reaches record 24% of quarterly revenue on continued momentum and tier-one OEM engagements

SAN JOSE, Calif., Feb. 6, 2020 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Recent Highlights

•	Mobile revenue increased 140% sequentially and more than 400% year-over-year, driven by increased customer engagements and initial ramp to support multiple next-generation smartphones

•	Signed multi-year collaboration agreement with OPPO Group to develop advanced display systems for smartphones, including the integration of Pixelworks’ visual processor and software solutions

•	Entered collaborative partnership with Coolpad to incorporate visual processing technology in next-generation devices

•	Expanded footprint in China with new Shenzhen engineering facility to support growing engagements with smartphone OEM customers

•	AirTV 2 Wi-Fi-enabled tuner for HD over-the-air (OTA) TV launched with Pixelworks’ video processing and transcoding technology

•	Launched new EasyOTA solution, a universal OTA integration platform for service providers

Full Year 2019 End Market Highlights

•	Mobile revenue increased over 170%, with Iris visual processing solutions launched in six smartphones across four OEMs, and qualification of TrueCut-enabled HDR expanded to over 130 phone models

•	Expanded mobile product portfolio and market opportunity with the introductions of 5th generation Iris visual processor, Soft Iris display calibration software and TrueCut video content platform

•	Entered collaboration agreements with key mobile ecosystem partners, including Qualcomm, HMD Global and YouKu

•	Video content in TrueCut format expanded to more than 20,000 hours, with potential reach increasing to approximately 70% of YouKu’s 140 million daily active users

•	Video Delivery revenue grew 23% in support of demand for transcoding solutions from both leading consumer electronics customers in Japan and OTA devices in the U.S.

President and CEO of Pixelworks, Todd DeBonis, commented, “The fourth quarter played out as expected, with results that were in-line with our guidance. Although consolidated revenue reflected the anticipated headwinds in both our projector and video delivery end markets, we continued to gain further momentum in mobile with triple-digit growth for the quarter and full year. Further highlighting the recent traction of our Iris visual processing solutions, revenue contribution from mobile reached a record 24% of total revenue in the fourth quarter.

“Throughout 2019, Pixelworks technology was incorporated into several innovative smartphones, including the first implementation of Soft Iris in a flagship phone. We’ve recently begun ramping shipments in support of multiple customers’ upcoming launches of new smartphones for the first half of 2020. Many of these planned mobile devices will feature one or more of the expanded mobile solutions we introduced in 2019, including Pixelworks’ 5th generation Iris visual processor and our Soft Iris solution. In support of growing engagements, we continue to allocate additional resources toward our mobile growth initiatives and pipeline expansion in key geographies for both our Iris solutions and TrueCut video content platform.”

Fourth Quarter and Fiscal 2019 Financial Results
Revenue in the fourth quarter of 2019 was $16.0 million, compared to $18.1 million in the third quarter of 2019 and revenue of $20.5 million in the fourth quarter of 2018, which included approximately $1.5 million of end-of-life (EOL) product revenue. The sequential and year-over-year decline in fourth quarter revenue reflects lower demand in the Company’s digital projector and video delivery end markets, partially offset by record revenue contribution from the mobile market. For the full year 2019, revenue was $68.8 million, compared to full year revenue of $76.6 million in 2018, which included approximately $2.0 million of EOL product revenue.

On a GAAP basis, gross profit margin in the fourth quarter of 2019 was 45.6%, compared to 51.8% in the third quarter of 2019 and 53.1% in the fourth quarter of 2018. GAAP gross profit margin for the full year 2019 was 50.2% compared to 51.6% in the prior year. Fourth quarter 2019 GAAP operating expenses were $12.2 million, compared to $11.8 million in the third quarter of 2019 and $12.4 million in the year-ago fourth quarter. For full year 2019, GAAP operating expenses were $47.6 million, compared to full year 2018 operating expenses of $44.3 million, which included approximately $4.0 million of offsets to R&D expense related to a since completed co-development project with a large digital projector customer.

For the fourth quarter of 2019, the Company recorded a GAAP net loss of $4.5 million, or ($0.12) per share, compared to a GAAP net loss of $2.3 million, or ($0.06) per share, in the third quarter of 2019 and a GAAP net loss of $1.5 million, or ($0.04) per share, in the year-ago quarter. GAAP net loss for the full year 2019 was $9.1 million, or ($0.24) per share, compared to a GAAP net loss of $3.9 million, or ($0.11) per share, for the full year 2018.

On a non-GAAP basis, fourth quarter 2019 gross profit margin was 48.0%, compared to 53.9% in the third quarter of 2019 and 55.1% in the year-ago quarter. Fourth quarter 2019 non-GAAP operating expenses were $10.4 million, compared to $10.3 million in the third quarter of 2019 and $10.3 million in the year-ago quarter. Non-GAAP gross profit margin for the full year 2019 was 52.5% compared to 54.2% in the prior year.

For the fourth quarter of 2019, the Company recorded a non-GAAP net loss of $2.3 million, or ($0.06) per share, compared to a non-GAAP net loss of $0.5 million, or ($0.01) per share, in the third quarter of 2019 and non-GAAP net income of $1.3 million, or $0.03 per diluted share, in the year-ago quarter. For the full year 2019, non-GAAP net loss was $4.4 million, or ($0.12) per share, compared to non-GAAP net income of $4.2 million, or $0.11 per diluted share, for the full year 2018.

Adjusted EBITDA in the fourth quarter of 2019 was a negative $1.7 million, compared to positive $0.5 million in the third quarter of 2019 and positive $1.8 million in the year-ago quarter. For the full year 2019, adjusted EBITDA was a negative $0.7 million, compared to positive adjusted EBITDA of $8.0 million for the full year 2018.

Business Outlook
For the first quarter of 2020, the Company expects revenue to be in a range of between $13.0 million and $15.0 million, primarily reflecting a combination of seasonality and continued inventory corrections in the digital projector and video delivery markets, coupled with continued year-over-year growth in the mobile market. Additional guidance will be provided as part of the Company’s scheduled earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, February 6, 2020, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 6816609. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 14, 2020, and can be accessed by calling 1-855-859-2056 and using passcode 6816609.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens - from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gain on sale of patents, deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, gain on extinguishment of convertible debt, and discount accretion on convertible debt fair value which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including deferred revenue fair value adjustment, amortization of acquired intangible assets, and impact of inventory step up and backlog amortization, all related to fair valuing the items, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, and discount accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, strategy, and additional guidance, particularly as to revenue for the first quarter of 2020. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue, net (1)	$16,023	$18,057	$20,539	$68,755	$76,554
Cost of revenue (2)	8,723	8,710	9,634	34,260	37,076
Gross profit	7,300	9,347	10,905	34,495	39,478
Operating expenses:
Research and development (3)	6,724	6,458	6,673	26,018	22,881
Selling, general and administrative (4)	5,474	5,333	5,310	21,202	19,953
Restructuring	—	—	429	398	1,464
Total operating expenses	12,198	11,791	12,412	47,618	44,298
Loss from operations	(4,898)	(2,444)	(1,507)	(13,123)	(4,820)
Interest income and other, net (5)	324	70	90	594	1,355
Gain on sale of patents	—	—	—	3,905	—
Total other income, net	324	70	90	4,499	1,355
Loss before income taxes	(4,574)	(2,374)	(1,417)	(8,624)	(3,465)
Provision (benefit) for income taxes	(118)	(68)	52	453	448
Net loss	$(4,456)	$(2,306)	$(1,469)	$(9,077)	$(3,913)
Net loss per share - basic and diluted	$(0.12)	$(0.06)	$(0.04)	$(0.24)	$(0.11)
Weighted average shares outstanding - basic and diluted	38,370	38,086	36,736	37,851	35,959
——————
(1) Includes deferred revenue fair value adjustment	$—	$—	$—	$—	$52
(2) Includes:
Amortization of acquired intangible assets	298	298	298	1,192	1,192
Stock-based compensation	100	89	93	367	324
Inventory step-up and backlog amortization	—	—	17	12	475
(3) Includes stock-based compensation	611	570	635	2,545	2,466
(4) Includes:
Stock-based compensation	1,086	839	910	3,737	2,893
Amortization of acquired intangible assets	76	76	101	312	404
(5) Includes:
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,300	$9,347	$10,905	$34,495	$39,478
Amortization of acquired intangible assets	298	298	298	1,192	1,192
Stock-based compensation	100	89	93	367	324
Inventory step-up and backlog amortization	—	—	17	12	475
Deferred revenue fair value adjustment	—	—	—	—	52
Total reconciling items included in gross profit	398	387	408	1,571	2,043
Non-GAAP gross profit	$7,698	$9,734	$11,313	$36,066	$41,521
Non-GAAP gross profit margin	48.0%	53.9%	55.1%	52.5%	54.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,198	$11,791	$12,412	$47,618	$44,298
Reconciling item included in research and development:
Stock-based compensation	611	570	635	2,545	2,466
Reconciling items included in selling, general and administrative:
Stock-based compensation	1,086	839	910	3,737	2,893
Amortization of acquired intangible assets	76	76	101	312	404
Restructuring	—	—	429	398	1,464
Total reconciling items included in operating expenses	1,773	1,485	2,075	6,992	7,227
Non-GAAP operating expenses	$10,425	$10,306	$10,337	$40,626	$37,071
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(4,456)	$(2,306)	$(1,469)	$(9,077)	$(3,913)
Reconciling items included in gross profit	398	387	408	1,571	2,043
Reconciling items included in operating expenses	1,773	1,485	2,075	6,992	7,227
Reconciling items included in total other income, net	—	—	—	(3,905)	(1,203)
Tax effect of non-GAAP adjustments	(49)	(84)	237	—	—
Non-GAAP net income (loss)	$(2,334)	$(518)	$1,251	$(4,419)	$4,154
Non-GAAP net income (loss) per share:
Basic	$(0.06)	$(0.01)	$0.03	$(0.12)	$0.12
Diluted	$(0.06)	$(0.01)	$0.03	$(0.12)	$0.11
Non-GAAP weighted average shares outstanding:
Basic	38,370	38,086	36,736	37,851	35,959
Diluted	38,370	38,086	38,320	37,851	37,819

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2019		2019		2018		2019		2018
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(0.12)	$(0.12)	$(0.06)	$(0.06)	$(0.04)	$(0.04)	$(0.24)	$(0.24)	$(0.11)	$(0.11)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.04	0.04	0.06	0.05
Reconciling items included in operating expenses	0.05	0.05	0.04	0.04	0.06	0.05	0.18	0.18	0.20	0.19
Reconciling items included in total other income, net	—	—	—	—	—	—	(0.10)	(0.10)	(0.03)	(0.03)
Tax effect of non-GAAP adjustments	—	—	—	—	0.01	0.01	—	—	—	—
Non-GAAP net income (loss)	$(0.06)	$(0.06)	$(0.01)	$(0.01)	$0.03	$0.03	$(0.12)	$(0.12)	$0.12	$0.11

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	45.6%	51.8%	53.1%	50.2%	51.6%
Amortization of acquired intangible assets	1.9	1.7	1.5	1.7	1.6
Stock-based compensation	0.6	0.5	0.5	0.5	0.4
Inventory step-up and backlog amortization	—	—	0.1	—	0.6
Deferred revenue fair value adjustment	—	—	—	—	0.1
Total reconciling items included in gross profit	2.5	2.1	2.0	2.3	2.7
Non-GAAP gross profit margin	48.0%	53.9%	55.1%	52.5%	54.2%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(4,456)	$(2,306)	$(1,469)	$(9,077)	$(3,913)
Stock-based compensation	1,797	1,498	1,638	6,649	5,683
Amortization of acquired intangible assets	374	374	399	1,504	1,596
Tax effect of non-GAAP adjustments	(49)	(84)	237	—	—
Restructuring	—	—	429	398	1,464
Inventory step-up and backlog amortization	—	—	17	12	475
Gain on sale of patents	—	—	—	(3,905)	—
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69
Deferred revenue fair value adjustment	—	—	—	—	52
Non-GAAP net income (loss)	$(2,334)	$(518)	$1,251	$(4,419)	$4,154
EBITDA adjustments:
Depreciation and amortization	$1,013	$1,024	$873	$3,837	$3,555
Non-GAAP interest income and other, net	(324)	(70)	(90)	(594)	(152)
Non-GAAP provision (benefit) for income taxes	(69)	16	(185)	453	448
Adjusted EBITDA	$(1,714)	$452	$1,849	$(723)	$8,005

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$7,257	$17,944
Short-term marketable securities	6,975	6,069
Accounts receivable, net	10,915	6,982
Inventories	5,401	2,954
Prepaid expenses and other current assets	1,689	1,494
Total current assets	32,237	35,443
Property and equipment, net	4,608	6,151
Operating lease right of use assets	5,434	—
Other assets, net	1,267	1,132
Acquired intangible assets, net	2,704	4,208
Goodwill	18,407	18,407
Total assets	$64,657	$65,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$818	$2,116
Accrued liabilities and current portion of long-term liabilities	8,692	10,256
Current portion of income taxes payable	164	263
Total current liabilities	9,674	12,635
Long-term liabilities, net of current portion	982	1,017
Operating lease liabilities, net of current portion	4,212	—
Income taxes payable, net of current portion	2,260	2,299
Total liabilities	17,128	15,951
Shareholders’ equity	47,529	49,390
Total liabilities and shareholders’ equity	$64,657	$65,341

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com